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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 of our report dated April 29, 2005 relating to the consolidated financial statements of the American General Life Insurance Company and our report dated April 29, 2005 relating to the financial statements and financial highlights of the American General Life Insurance Company Separate Account D, which appear in such Registration Statement. We also consent to the use of our report dated October 17, 2005 relating to the statutory basis financial statements of American Home Life Assurance Company for the year ended December 31, 2004, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 21, 2005